Exhibit 99.1

Finjan Generated $25 Million in Revenues and Achieved Profitability for the First Quarter of 2017

Announces Retirement of Series A Preferred Shares

EAST PALO ALTO, CA – 04/18/17 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, today announced that it has achieved its strongest quarter in its public company history with $25 million in revenues for the first quarter of 2017. Additionally, as of April 10, 2017, the Company has retired its entire $10.2 million Series A Preferred Stock financing led by Halcyon Long Duration Recoveries Investments I LLC (“Halcyon LDII”).

“Our $25 million in revenues during the first quarter of 2017, surpassed the $18.3 million in revenues for the full year in 2016. Our strong financial performance in 2016 and the first quarter of 2017 has enabled us to pay off our Series A Preferred financing in less than one year. This financial success is a testament to several years of implementing a focused IP licensing and enforcement strategy by our experienced team,” said Michael Noonan, Finjan Holding’s CFO. “Looking ahead, we are on track to achieve full year profitability in 2017. With near-term litigation catalysts, a strong licensing pipeline, and recurring revenue through our Finjan Mobile subsidiary, we are well positioned for continued growth and positive cash flow. We look forward to providing shareholders with a more in-depth update after we file our 10Q for the period ending March 31, 2017.”

ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
Finjan® is the registered trademark of Finjan Holdings, Inc
All Finjan regulatory filings are available on the Securities and Exchange Commissions (SEC) website www.sec.gov, and can also be found at ir.finjan.com/all-sec-filings.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Finjan Valter Pinto | KCSA Strategic Communications
(650) 282-3245
investors@finjan.com